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Exhibit 32.2

                          WESTERN RESERVE BANCORP, INC.
                                   FORM 10-QSB
                        QUARTER ENDED SEPTEMBER 30, 2004

                       CERTIFICATION OF FINANCIAL RESULTS

I, Cynthia A. Mahl, the Senior Vice President and Chief Financial Officer of Western Reserve Bancorp, Inc., hereby certify the following:

      - This Form 10-QSB fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, and

      - The information contained in the report fairly presents, in all material respects, the financial position and results of operations of Western Reserve Bancorp, Inc. as of and for the periods presented.

Date: November 12, 2004                    /s/ Cynthia A. Mahl
                                           Cynthia A. Mahl
                                           Senior Vice President/Chief
                                           Financial Officer

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